PROMISSORY NOTE

USD$150,000 **Date: January 29 2015**

TO: **Supernova Energy (OTC: SPRN)**

The undersigned, **Supernova Energy** (the "Borrower"), HEREBY PROMISES TO PAY to the order of **Craigstone LTD** (the lender) on demand, the sum of One Hundred and Fifty Thousand United State Dollars (USD$150,000) (the "Loan Amount"). The Loan Amount shall accrue interest of 10% annually. The Loan Amount shall be due and payable on June 29, 2015. The lender shall have the option to convert any remaining outstanding balance after the payment due date to preferred shares at the price of $1.00 per share.

If suit is brought on this Note, or if it is placed in the hands of an attorney for collection, after any default in payment, the Borrower promises and agrees to pay all costs of collection, including lawyers fees, incurred thereby.

For value received, the Borrower waives presentment, demand, protest and notice of demand, protest and nonpayment and consents to any and all renewals and extensions of the time of payment hereof, binds himself to obligations under this Note as principals and not as sureties, and further agrees that at any time the terms of payment hereof may be modified or security released without affecting the liability of any part of this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby.

SuperNova Energy

Per: ______________________

Kevin Malone, President

Per: ______________________

Kenneth Caipali